HEI Exhibit 10.7(e)

RESTRICTED STOCK UNITS AGREEMENT
PURSUANT TO
THE 2010 EQUITY AND INCENTIVE PLAN
OF
HAWAIIAN ELECTRIC INDUSTRIES, INC.,
AS AMENDED AND RESTATED

This Restricted Stock Units Agreement (“Agreement”) is made and entered into as of ______________ (the “Date of Grant”), by and between Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and ______________ (the “Employee”). Capitalized terms not defined herein shall have the meanings assigned to them in the 2010 Equity and Incentive Plan of Hawaiian Electric Industries, Inc., as amended and restated (“Plan”).
WHEREAS, the Compensation Committee of the Company’s Board of Directors or a subcommittee thereof (hereinafter referred to as the “Committee”), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant to the Employee Restricted Stock Units pursuant to the Plan as an inducement to the Employee to remain in the service of the Company or its Subsidiaries and as a long-term incentive for sustained high levels of performance for the Company and its Subsidiaries; and
WHEREAS, the Committee has instructed the Company to issue said Restricted Stock Units as authorized under the Plan, pursuant to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Number of Units. The Company hereby grants to the Employee #,### Restricted Stock Units (the “Restricted Stock Units”), subject to all of the terms and conditions of this Agreement and the Plan.
2.Lapse of Restrictions; Settlement. Subject to Section 4 below, the restrictions with respect to the Restricted Share Units shall lapse in accordance with the schedule attached hereto as Exhibit A. Upon the lapse of restrictions relating to a Restricted Stock Unit, the Company shall, as soon as reasonably practicable thereafter, issue to the Employee (or the Employee’s beneficiary designated on the form attached hereto as Exhibit B, as the case may be), net of any withholding for taxes in accordance with Section 8 below, one share of Common Stock (in either certificated or book entry form) in settlement of each Restricted Stock Unit with respect to which such restrictions have lapsed.

3.Adjustments and Modifications. In the event of a Change in Capitalization, an appropriate and proportionate equitable adjustment shall be made in accordance with Section 6 of the Plan in the number of Restricted Stock Units subject to this Agreement. The Company will make cash payments in settlement of any fractional shares at the time the shares of Common Stock are issued. This Agreement may also be modified, in the discretion of the Committee, both with regard to the Vesting Schedule attached as Exhibit A hereto and termination, by leaves of absence, changes from full to part time employment, partial disability or other changes in Employee’s status.
4.Termination of Service. If the Employee’s employment or service with the Company or any Subsidiary is terminated for any reason (including, but not limited to, voluntary termination by Employee and termination of Employee without Cause, including, but not limited to, termination due to elimination of Employee’s position) other than death, Disability or Retirement, the Employee shall forfeit any or all of the Restricted Stock Units for which the restrictions have not yet lapsed (the “Unvested Stock”). If the Employee’s employment or service with the Company or any Subsidiary is terminated by reason of death, Disability or Retirement, then (i) restrictions based on Performance Goals, if any, shall lapse based on actual performance during the full performance period and (ii) restrictions based on lapse of time shall be deemed to have lapsed, with respect to the one-fourth of the RSUs that are scheduled to vest in the annual vesting installment period during which termination occurs, pro-rata based on a ratio in which the numerator is the number of completed months within the respective annual vesting installment period during which termination occurs and the denominator is twelve, and the Employee shall forfeit all remaining Unvested Stock. As used in this Agreement, a “month” is a calendar month, and a “completed month” requires employment or service from the first day through the last day of the month. However, in that calendar month in which the Restricted Stock Units are granted, a completed month only requires employment or service from the Date of Grant through the last day of that month. Except as provided in Sections 4(a) and 4(b) hereof, the restrictions on Unvested Stock shall otherwise terminate in accordance with the schedule for the lapse of the restrictions set forth in Exhibit A hereto.
5.Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, facsimile or first class mail and shall be deemed to have been duly given upon hand delivery, or three days after mailing or 24 hours after transmission by facsimile. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.
6.Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Agreement, the Employee shall not have any of the rights or privileges of a stockholder of the

Company with respect to the Restricted Stock Units granted pursuant to this Agreement unless and until shares of Common Stock have been issued and delivered to the Employee following the lapse of restrictions on such Restricted Stock Units. Notwithstanding the foregoing, the Employee shall have the right to receive dividend equivalents with respect to the Restricted Stock Units, which dividend equivalents shall accumulate and be paid upon the delivery of the underlying shares of Common Stock in accordance with Section 2 hereof. The dividend equivalents shall be calculated on a cumulative basis on each dividend payment date during the period while the Restricted Stock Units are outstanding and shall be converted into shares of HEI common stock based on the price of the HEI Common Stock on the relevant payment date. The accumulated dividend equivalents shall be applied only to the shares of HEI Common Stock that are earned pursuant to the Restricted Stock Units. Any such dividend equivalents shall be subject to the same terms and conditions as are applicable to the Restricted Stock Units awarded hereunder (including without limitation as to time of vesting and payment) and may be reduced to satisfy any or all of an Employee’s tax liabilities owed in connection with the Restricted Stock Units granted pursuant to this Agreement.
7.Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, alienation, transfer, pledge, encumbrance, gift, transfer in trust or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units (or the underlying shares of Common Stock) by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of such Restricted Stock Units on its books (or issue shares of Common Stock in settlement thereof), nor will any dividends be credited with respect thereto, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
8.Taxes. Upon the lapse of restrictions with respect to the Restricted Stock Units (and/or any later settlement thereof), the Company shall withhold from the shares of Common Stock to be issued to the Employee, the number of shares required to cover an amount of taxes that the Company determines does not exceed the statutory maximum it is required to withhold under applicable tax laws and regulations in any applicable jurisdiction with respect to the Restricted Stock Units. The number of shares required to be withheld shall be based on the Fair Market Value of the Common Stock on the settlement date. Any fractional share of Common Stock resulting from such withholding shall be paid in cash.
Upon the Employee’s attainment of Retirement eligibility before the lapse of restrictions, any employment taxes thereafter (but prior to the lapse of restrictions) payable by the Employee shall be satisfied by withholding from the Employee’s regular salary payable immediately following the date the employment tax obligation arises (and, to the extent insufficient, by cash payment by the Employee).
9.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Hawaii without regard to its principles of conflict of laws.
11.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Stock Units and this Agreement shall be subject to all terms and conditions of the Plan.
12.Entire Agreement; Relationship to the Plan. This Agreement and the Plan set forth the sole entire agreement and understanding between the parties as to the subject matter hereof, and merge with and supersede all prior and contemporaneous discussions, agreements and understandings of every kind and any nature between them with respect to the subject matter hereof. Except to the extent provided in Section 3 or 15 hereof, and except to the extent that provisions hereof are by their terms subject to any subsequent amendment of the Plan, this Agreement may not be changed or modified, except by agreement in writing, signed by the Company and the Employee. In the event of any conflict or inconsistency between this Agreement and the Plan as written on the Date of Grant, the Plan shall govern.
13.Survival of Terms. This Agreement shall apply to and bind the Employee, the Employee’s heirs, legatees, executors and administrators, the Company and the Company’s legal successors.
14.Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Stock Units, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Employee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate of the Company for any period of time or at any specific rate of compensation, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without Cause.
15.Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction, including, without limitation, as to any adjustment or related matter under Section 3 hereof or any matter under Section 4 hereof, shall be final, binding and conclusive.
16.Representations. The Employee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

17.Acceptance. The Employee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Employee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.
18.Committee Action. Execution of this Agreement by the Chair or other member of the Committee signifies that this Agreement, the award of Restricted Stock Units made hereby and the conditions upon which the restrictions on the Restricted Stock Units shall lapse or be satisfied have been approved by the Committee either at a meeting of the Committee or by the unanimous written consent of its members.
19.Section 409A. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A (“Section 409A”) of the Code. This Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A). Notwithstanding anything contained herein to the contrary, the Employee shall not be considered to have terminated employment with the Company for purposes of this Agreement and no payments shall be due to the Employee under this Agreement which are payable upon the Employee’s termination of employment unless the Employee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Agreement during the six-month period immediately following the Employee’s termination of employment shall instead be paid on the first business day after the date that is six months following the Employee’s termination of employment (or upon the Employee’s death, if earlier).
20.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; provided, however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan and to avoid any such finding of invalidity, illegality or unenforceability.
21.Headings. Headings in this Agreement are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any Section hereof.
22.No Limit on Other Arrangements.
(a)Nothing contained in this Agreement shall be construed to prevent the Company or any Subsidiary thereof from adopting or continuing in effect other compensation arrangements,

which may, but need not, provide for the grant of any type of equity-based award (subject to stockholder approval if such approval is required).
(b)Nothing contained in this Agreement shall be construed to prevent the Company or any Subsidiary thereof from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Restricted Stock Units granted under this Agreement. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary thereof as a result of any such action.
23.Signature in Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Date of Grant.
HAWAIIAN ELECTRIC INDUSTRIES, INC.

By: _______________________________________
Chair or Member of the Compensation Committee

By: _______________________________________
Vice President - Legal & Administration and Corporate Secretary

EMPLOYEE

_______________________________________
Xxxxx Xxxxxxxxx